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                                                                    EXHIBIT B-45




                                     BY-LAWS

                                       of

                           CROSSROADS PIPELINE COMPANY

                          as Amended and Restated as of

                                   May 1, 2001


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                                    BY-LAWS

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                                    ARTICLE I

                                 IDENTIFICATION

Section 1 -- Name.

The name of the corporation shall be Crossroads Pipeline Company (hereinafter referred to as the "Corporation").

Section 2 -- Seal.

The Corporation shall have a corporate seal which shall be as follows: A circular disc, on the outer margin of which shall appear the corporate name and State of Incorporation, with the words "Corporate Seal" through the center, so mounted that it may be used to impress these words in raised letters upon paper. The Secretary shall be in charge of the seal.

Section 3 -- Fiscal Year.

The fiscal year of the Corporation shall begin at the beginning of the first day of January and end at the close of the last day of December next succeeding.

                                   ARTICLE II

                                 CAPITAL SHARES

Section 1 -- Consideration for Shares

The Board of Directors shall cause the Corporation to issue the capital shares of the Corporation for such consideration as has been fixed by such Board in accordance with the provisions of the Articles of Incorporation.

Section 2 -- Payment of Shares.

Subject to the provisions of the Articles of Incorporation, the consideration for the issuance of the capital shares of the Corporation may be paid, in whole or in part, in money, in other property, tangible or intangible, or in labor actually performed for, or services actually rendered to, the Corporation; provided, however, that the part of the surplus of a corporation which is transferred to capital upon the issuance of shares as a share dividend shall be deemed to be the consideration for the issuance of such shares. When payment of the consideration for which a share was authorized to be issued shall have been received by the Corporation, or when surplus shall have been transferred to capital upon the issuance of a share dividend, such share shall be declared and taken to be fully paid and not liable to any further call or assessment, and the holder thereof shall not be liable for any further payments thereon. In the absence of actual fraud in the transaction, the judgment of the Board of Directors as to the value of such property, labor or

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services received as consideration, or the value placed by the Board of
Directors upon the corporate assets in the event of a share dividend shall be conclusive. Promissory notes or future services shall not be accepted in payment or part payment of any of the capital shares of the Corporation.

Section 3 -- Certificates for Shares.

The Corporation shall issue to each shareholder a certificate signed by the Chairman, the President or a Vice President, and the Secretary of the Corporation certifying the number of shares owned by him in the Corporation. Where such certificate is also signed by a transfer agent or registrar, the signatures of the Chairman, President, Vice President or Secretary may be facsimiles. The certificate shall state the name of the registered holder, the number of shares represented thereby, the par value of each share or a statement that such shares have no par value, and whether such shares have been fully paid up, the certificate shall be legibly stamped to indicate the per centum which has been paid up, and as further payments are made thereon the certificate shall be stamped accordingly.

If the Corporation issues more than one class, every certificate issued shall state the kind and class of shares represented thereby, and the relative rights, interests, preferences and restrictions of such class, or a summary thereof.

Section 4 -- Form of Certificates.

The certificates to represent the capital shares of this Corporation shall be in such form, not inconsistent with the laws of the State of Indiana, as may be adopted by the Board of Directors.

Section 5 -- Transfer of Shares.

Title to a certificate and to the shares represented thereby can be transferred only:

(1) By delivery of the certificate endorsed either in blank or to a specified person by the person appearing by the certificate to be the owner of the shares represented thereby; or

(2) By delivery of the certificate and a separate document containing a written assignment of the certificate or a power of attorney to sell, assign, or transfer the same or the shares represented thereby, signed by the person appearing by the certificate to be the owner of the shares represented thereby. Such assignment or power of attorney may be either in blank or to a specified person.

Section 6 -- Closing of Transfer Books.

The transfer books shall be closed for a period of ten days prior to the date set for any meeting of shareholders, and during such period no new certificate of shares shall be issued by this Corporation and no change or transfer shall be made upon the records thereof.

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                                   ARTICLE III

                            MEETINGS OF SHAREHOLDERS

Section 1 -- Place of Meetings.

All meetings of shareholders shall be held at such place, within or without the State of Indiana, as may be specified from time to time in the respective notices thereof, or by the by-laws or by resolution of the Board of Directors.

Section 2 -- Annual Meeting.

The annual meeting of the shareholders for the election of directors and for the transaction of such other business as may properly come before the meeting, shall be held at a time to be set by the consent of the shareholders of the Corporation, on the second Wednesday in the month of April of each year, if such day is not a legal holiday, and if a holiday, then on the first following day that is not a legal holiday. If for any reason the annual meeting of the shareholders shall not be held at the time and place herein provided, the same may be held at any time thereafter, but not later than five months after the close of each fiscal year of the Corporation.

Section 3 -- Special Meetings.

Special meetings of the shareholders may be called by the Chairman or the President, by the Board of Directors, or by shareholders holding not less than one-fourth of all the capital shares outstanding and entitled by the Articles of Incorporation to vote on the business proposed to be transacted thereat.

Section 4 -- Notice of Meetings.

A written or printed notice, stating the place, day and hour of the meeting, and in case of a special meeting the purpose or purposes for which the meeting is called, shall be delivered or mailed by the Secretary or by the officers or persons calling the meeting, to each holder of the capital shares of the Corporation at the time entitled to vote, at such address as appears upon the records of the Corporation, at least ten days before the date of the meeting. Notice of any such meeting may be waived in writing by any shareholder if the waiver sets forth in reasonable detail the purpose or purposes for which the meeting is called, and the time and place thereof. Attendance at any meeting, in person or by proxy shall constitute a waiver of notice of such meeting.

Section 5 -- Voting at Meetings.

Except as otherwise provided by the provisions of the Articles of Incorporation, every shareholder shall have the right at every shareholders' meeting of the Corporation to one vote for each share standing In his name on the books of the Corporation.


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No share shall be voted at any meeting:

(1) Upon which an installment is due and unpaid; or

(2) Which shall have been transferred on the books of the corporation within ten days next preceding the date of the meeting; or

(3) Which belongs to the Corporation that issued the share.

Section 6 -- Proxies.

A shareholder may vote, either in person or by proxy executed in writing by the shareholder or a duly authorized attorney-in-fact. No proxy shall be valid after eleven (11) months from the date of its execution, unless a longer time is expressly provided therein.

Section 7 -- Quorum.

Unless otherwise provided by the Articles of Incorporation, at any meeting of shareholders, a majority of the capital shares outstanding and entitled by the Articles of Incorporation to vote, represented in person or by proxy shall constitute a quorum.

Section 8 -- Organization.

The Chairman, and in his absence the President, and in his absence the Vice President and in their absence any shareholder chosen by the shareholders present, shall call meetings of the shareholders to order and shall act as chairman of such meetings, and the Secretary or Assistant Secretary of the Corporation shall act as secretary of all meetings of the shareholders. In the absence of the Secretary or Assistant Secretary the presiding officer may appoint a shareholder to act as secretary of the meeting.

                                   ARTICLE IV

                               BOARD OF DIRECTORS

Section 1 -- Board of Directors.

The Board of Directors shall consist of not less than one (1) nor more than three (3) members, as determined from time to time by the Board of Directors, which members shall be elected annually by a majority of the shares represented at the annual meeting of the shareholders. Such directors shall hold office until the next annual meeting of the shareholders and until their successors are elected and qualified. Directors need not be shareholders.

Section 2 -- Duties.

The corporate power of this Corporation shall be vested in the Board of Directors, who shall have the management and control of the business of the Corporation. They shall employ such agents and servants as they may deem advisable, and fix the rate of compensation of all agents, employees and officers.

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Section 3 -- Resignation.

A director may resign at any time by filing his written resignation with the Secretary.

Section 4 -- Removal.

At a meeting of shareholders called expressly for that purpose, directors may be removed in the manner provided in this section, unless otherwise provided In the Articles of Incorporation. Any or all of the members of the Board of Directors may be removed, with or without cause, by a vote of the holders of a majority of the shares then entitled to vote, at an election of directors.

Section 5 -- Vacancies.

In case of any vacancy in the Board of Directors through death, resignation, removal or other cause, the remaining directors by the affirmative vote of a majority thereof may elect a successor to fill such vacancy until the next annual meeting and until his successor is elected and qualified. If the vote of the remaining members of the Board shall result in a tie, the vacancy shall be filled by shareholders at the annual meeting or a special meeting called for the purpose. Shareholders shall be notified of the name, address, principal occupation and other pertinent information about any director elected by the Board of Directors to fill any vacancy.

Section 6 -- Annual Meetings.

The Board of Directors shall meet each year immediately after the annual meeting of the shareholders, at the place where such meeting of the shareholders has been held, for the purpose of organization, election of officers, and consideration of any other business that may be brought before the meeting. No notice shall be necessary for the holding of this annual meeting. If such meeting is not held as above provided, the election of officers may be had at any subsequent meeting of the Board specifically called in the manner provided in Section 7 following.

Section 7 -- Special Meetings.

Special meetings of the Board of Directors may be called at any time by the Chairman or President or by any two directors at any place within or without the State of Indiana, by giving, or causing the Secretary or Assistant Secretary to give to each director, either personally or by mail or by telegram, at least two days notice of the time, place and purpose of such meeting.

Section 8 -- Waiver of Notice.

Any meeting of the Board of Directors, wheresoever held, at which all of the directors are present, shall be as valid as if held pursuant to proper notice, and in case a meeting shall be held without notice when all are not present but the absent directors shall have signed a waiver of notice of such meeting, whether before or after the time stated in said waiver, or shall thereafter sign the minutes of the meeting, the same shall be as valid and binding as though called upon due notice.

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Section 9 -- Quorum.

At any meeting of the Board of Directors, the presence of a majority of the members of the Board elected and qualified shall constitute a quorum for the transaction of any business except the filling of vacancies in the Board of Directors.

Section 10 -- Organization.

The Chairman, and in his absence the President, and in his absence the Vice President and in their absence any director chosen by the directors present, shall call meetings of the Board of Directors to order, and shall act as chairman of such meetings. The Secretary or Assistant Secretary of the Corporation shall act as secretary of all meetings of the Board of Directors, but in the absence of the Secretary or the Assistant Secretary the presiding officer may appoint any director to act as secretary of the meeting.

Section 11 -- Order of Business.

The order of business at all meetings of the Board of Directors shall be as follows:

(1) Roll call,

(2) Reading of the minutes of the preceding meeting and action thereon,

(3) Reports of officers,

(4) Reports of committees,

(5) Unfinished business,

(6) Miscellaneous business,

(7) New business.

                                    ARTICLE V

                           OFFICERS OF THE CORPORATION

Section 1 -- Officers.

The officers of the Corporation shall be chosen by the Board of Directors and shall consist of a Chairman, a President, one or more Vice Presidents, a Secretary, one or more Assistant Secretaries, a Treasurer, one or more Assistant Treasurers, and a Controller. One person may hold any two offices except those of President and Secretary. Such officers shall be elected by the Board of Directors at its annual meeting, and shall hold office for one year and/or until their respective successors shall have been duly elected. The Board of Directors may, from time to time, elect or appoint such other officers and agents as it shall deem necessary, who shall hold their offices for such terms and shall exercise such powers and perform such duties as may be prescribed by the Board of Directors. Vacancies among the officers of the Corporation shall be filled by the Board of Directors. Any officer or agent elected or appointed by the Board of Directors may be removed at any time by the affirmative vote of a majority of the whole Board of Directors.

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Section 2 -- Chairman.

The Chairman of the Corporation shall, when present, preside at all meetings of the shareholders and of the Board of Directors. He shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors, and shall have such other powers and duties as may be prescribed by the Board. Subject to the control of the Board of Directors, the Chairman shall have supervision of all departments and of the President and all Vice Presidents and other officers of the Corporation; the Chairman shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors.

Section 3 -- President.

The President of the Corporation shall, in the absence of the Chairman, preside at all meetings of the shareholders and of the Board of Directors. He shall have general supervision over the management and direction of the affairs of the Corporation, subject to the control of the Board of Directors and the Chairman, and shall have such other powers and duties as may be prescribed by the Board and the Chairman. Subject to the control of the Board of Directors and the Chairman, the President shall have supervision of all departments and of all Vice Presidents and other officers of the Corporation; the President shall have such other powers and perform such other duties as from time to time may be prescribed for him by the Board of Directors and the Chairman.

Section 4 - [Intentionally omitted].

Section 5 -- Vice President.

In the absence of the Chairman and the President, or in case of his inability or refusal to act, the Vice Presidents, in the order of their respective elections, as appears from the record thereof, shall have all of the powers and shall perform all of the duties of the President; and each of the Vice Presidents shall have such other powers and shall perform such other duties as from time to time may be prescribed for him by the Chairman, the President or by the Board of Directors.

Section 6 -- Secretary.

The Secretary shall attend and keep the minutes of all meetings of the Board of Directors and of the shareholders. He shall have charge and custody of the corporate records and corporate seal of the Corporation, and shall in general perform all the duties incident to the office of the secretary of a corporation, subject at all times to the direction and control of the Board. of Directors or of the President.

Section 7 -- Assistant Secretary.

Each of the Assistant Secretaries shall have such duties and powers as may be prescribed for him by the Board of Directors or be delegated to him by the President. In the absence or disability of the Secretary, his powers and duties shall devolve upon such one of the Assistant Secretaries as the Board of Directors or the President may designate, or, if there be but one Assistant Secretary,

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then upon such Assistant Secretary; and he shall thereupon have and exercise such powers and duties during such absence or disability of the Secretary.

Section 8 -- Treasurer.

The Treasurer shall have charge of, and shall be responsible for, the collection, receipt, custody and disbursement of the funds of the Corporation, and shall also have the custody of all securities belonging to the Corporation. He shall disburse the funds of the Corporation as may be ordered by the Board of Directors, taking proper receipts or making proper vouchers for such disbursements, and shall at all times preserve the same during his term of office. When necessary or proper, he shall endorse, on behalf of the Corporation, all checks, notes, or other obligations payable to the Corporation or coming into his possession for and on behalf of the Corporation, and shall deposit the funds arising therefrom, together with all other funds of the Corporation coming into his possession, in the name and to the credit of the Corporation in such bank or banks as the Board of Directors shall from time to time by resolution direct. He shall perform all duties which are incident to the office of treasurer of a corporation, subject at all times to the direction and control of the Board of Directors and President. He shall give the Corporation a bond if required by the Board of Directors in a sum, and with one or more sureties, satisfactory to the Board, for the faithful performance of the duties of his office, and for the restoration to the Corporation, in case of his death, resignation, retirement or removal from office, of all books, papers, vouchers, money or other property of whatever kind in his possession or under his control belonging to the Corporation.

Section 9 -- Assistant Treasurer.

Each of the Assistant Treasurers shall have such powers and duties as may be prescribed for him by the Board of Directors or be delegated to him by the President. In the absence or disability of the Treasurer, his powers and duties shall devolve upon such one of the Assistant Treasurers as the Board of Directors or the President shall designate, or, if there be but one Assistant Treasurer, then upon such Assistant Treasurer; and he shall thereupon have and exercise such powers and duties during such absence or disability of the Treasurer. Each Assistant Treasurer shall likewise give the Corporation a bond if required by the Board of Directors upon like terms and conditions as the bond required of the Treasurer.

Section 10 -- Controller.

The Controller shall have control over all accounts and records pertaining to moneys, properties, materials and supplies. He shall have executive direction of the bookkeeping and accounting departments, and shall have general supervision over the records in all other departments pertaining to moneys, properties, materials and supplies. He shall have charge of the preparation of the financial budget, and such other powers and duties as are commonly incident to the office of comptroller of a corporation, subject at all times to the direction and control of the Board of Directors and the President.

Section 11 -- Assistant Controller.

Each of the Assistant Controllers shall have such powers and duties as may be prescribed for him by the Board of Directors or be delegated to him by the President. In the absence or disability of

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the Controller, his powers and duties shall devolve upon such one of the
Assistant Controllers as the Board of Directors or the President may designate, or, if there be but one Assistant Controller, then upon such Assistant Controller; and he shall thereupon have and exercise such powers and duties during such absence or disability of the Controller.

Section 12 -- Delegation of Authority.

In case of the absence of any officer of the Corporation, or for any other reason that the Board of Directors may deem sufficient, the Board of Directors may delegate the powers or duties of such officer to any other officer or to any director, for the time being, provided a majority of the entire Board of Directors concurs therein.


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                                   ARTICLE VI

                                 CORPORATE BOOKS

Section 1 -- Place of Keeping, in General.

Except as otherwise provided by the laws of the State of Indiana, by the Articles of Incorporation of the Corporation or by these by-laws, the books and records of the Corporation may be kept at such place or places, within or without the State of Indiana, as the Board of Directors may from time to time by resolution determine.

Section 2 -- Stock Register or Transfer Book.

The original or duplicate share register or transfer book shall contain a complete and accurate shareholders' list, alphabetically arranged, giving the names and addresses of all shareholders, the number and classes of shares held by each, and shall be kept at the principal office of the Corporation in the State of Indiana.

                                   ARTICLE VII

                                   AMENDMENTS

Section 1 -- Amendments.

By-laws may be adopted, amended or repealed at any meeting of the Board of Directors by the vote of a majority thereof, unless the Articles of Incorporation provide for the adoption, amendment or repeal by the shareholders, in which event, action thereon may be taken at any meeting of the shareholders by the vote of a majority of the voting shares outstanding.



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                                  ARTICLE VIII

                              FINANCIAL INSTRUMENTS

Section 1 -- Financial Instruments.

Any officer may sign (or counter-sign, when required) any financial instrument including without limitation, checks, drafts and orders for the payment of money, in the name of the Corporation subject to the then existing policies, procedures and internal controls adopted by the Officers or Board of Directors of the Corporation. In addition, the Officers shall have the power to designate from time to time such other agents, who need not be Officers of the Corporation, who shall have the power and authority to execute any such instrument on behalf of the Corporation, subject to the then existing policies, procedures and internal controls adopted by the Officers and/or the Board of Directors.

                                   ARTICLE IX

                                    CONTRACTS

Section 1 -- Contracts.

Any Officer may execute any contract or other non-financial instruments in the name and on behalf of this Corporation subject to the then existing policies, procedures and internal controls adopted by the Officers and/or Board of Directors. The Officers shall have power to designate from time to time such other agents, who need not be Officers of the Corporation, who shall have the power and authority to execute any such instrument on behalf of the Corporation, subject to the then existing policies, procedures and internal controls adopted by the Officers and/or the Board of Directors.

                                    ARTICLE X

                                 INDEMNIFICATION

Section 1 -- Indemnification.

The Corporation shall indemnify its officers, directors, and employees to the extent permitted by the Indiana Business Corporation Law.